Exhibit 23.6

April 30, 2004

Board of Directors

The J.M. Smucker Company

One Strawberry Lane

Orrville, OH 44667

Ladies and Gentlemen:

We hereby consent to the inclusion in Amendment No. 1 to the Registration Statement on Form S-4 of The J.M. Smucker Company, relating to the proposed merger involving International Multifoods Corporation and The J.M. Smucker Company (the “Registration Statement”), of our opinion letter appearing as Annex C to the joint proxy statement/prospectus which is a part of the Registration Statement, and to the references thereto under the captions “SUMMARY – Opinion of Smucker’s Financial Advisor,” “THE MERGER – Background of the Merger;” “THE MERGER – Smucker’s Reasons for the Merger; Recommendation of Smucker’s Board of Directors” and “THE MERGER – Opinion of Smucker’s Financial Advisor.” In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations adopted by the Securities and Exchange Commission thereunder (collectively, the “Securities Act”) and we do not thereby admit that we are experts, within the meaning of the term “expert” as used in the Securities Act, with respect to any part of the Registration Statement.

Very truly yours,

/s/    William Blair & Company, L.L.C.

WILLIAM BLAIR & COMPANY, L.L.C.